WSFS Financial
     Corporation                    838 Market Street, Wilminton, Delaware 19801

                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE
                                                       Contact:   Mark A. Turner

January 20, 2004                                                  (302) 571-7160



                       WSFS ANNOUNCES 4Q '03 EPS of $0.84

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $6.6 million, or $0.84 per diluted share. This includes earnings from continuing operations of $6.2 million, or $0.79 per share, and a gain on sale of businesses held for sale of $400,000, or $0.05 per share.

         Net income for the fourth quarter of 2002 was $74.3 million, or $7.86 per diluted share. These earnings included approximately $71.5 million, or $7.57 per diluted share from divested activities including: a gain from the sale of reverse mortgages, a gain from the sale of WSFS' branchless banking segment, earnings from a mortgage banking segment that was later sold, and a charge for discontinued operations of WSFS' indirect automobile financing segment.

         Highlights for the fourth quarter 2003 include: (i) substantial improvement in the net interest margin to 3.24% in the fourth quarter of 2003 from 2.96% in the third quarter of 2003; (ii) growth in net loans of $45.3 million, or 4% over September 30, 2003, and $227.5 million, or 21% over December 31, 2002, primarily concentrated in commercial loans; and (iii) continued strong and improving asset quality with annualized net charge-offs of only 13 basis points, and the ratio of nonperforming assets (NPA) to total assets of only 25 basis points at December 31, 2003.

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
                                                                               2

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801



         During the fourth quarter of 2003, WSFS also received the final escrow payment from the 2002 sale of its branchless banking segment. As a result, WSFS recorded $400,000, net of tax, or $0.05 per share, as a gain on sale of businesses held for sale.

         The following is a brief discussion of the fourth quarter 2003 results from continuing operations, which totaled $6.2 million in net income, or $0.79 per share.

Net Interest Income

         Net interest income for the fourth quarter of 2003 was $15.8 million. This compares favorably to $12.0 million for the same quarter in 2002 and $13.4 million for the third quarter of 2003. The net interest margin percentage of 3.24% for the fourth quarter of 2003 improved from 2.96% for the third quarter of 2003. For the fourth quarter, the net interest margin was positively impacted by, among other things, the yield on the Bank's mortgage-backed securities ("MBS") portfolio. The yield on the MBS portfolio was 3.47% in the fourth quarter of 2003 versus 2.11% in the third quarter of 2003. This improvement in the MBS yield was caused by lower amortization of premiums on MBS securities as a result of lower amounts of prepayments during the quarter due to mortgage rates rising from their historic lows in the third quarter of 2003. The weighted average duration of the MBS portfolio was 2.8 years at December 31, 2003 compared to 2.9 years at September 30, 2003.

Loans and Asset Quality

         Net loans grew $45.3 million, or 4%, during the fourth quarter of 2003 to $1.3 billion at December 31, 2003. Net loans grew 21% over this time last year. Loan volume reflects the continued strong growth in commercial and commercial real estate (CRE) loans which increased $48.3 million, or 8%, from balances at September 30, 2003 and $185 million, or 37% from balances at December 31, 2002. The increase is primarily the result of gaining local market share due to the addition of several seasoned relationship managers over the past few years who have built their careers in the local marketplace. The table below summarizes the current loan balance and composition and recent changes in balance and composition.

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
                                                                               3

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801


                                      At                     At                       At
  (Dollars in thousands)         Dec. 31, 2003         Sept. 30, 2003            Dec. 31, 2002
                                 -------------         --------------            -------------

                                 Amount        %        Amount        %          Amount         %
                              -----------    ---     -----------    ---       -----------      ---
Commercial and  CRE           $   680,557     52 %   $   632,213     50 %     $   495,374      46 %
Residential                       458,237     35         459,966     37           419,274      39
Consumer                          187,011     15         188,245     15           182,674      17
Allowance for loan losses         (22,386)    (2)        (22,293)    (2)          (21,452)     (2)
                              -----------    ---     -----------    ---       -----------      ---
Net Loans                     $ 1,303,419    100 %   $ 1,258,131    100 %     $ 1,075,870      100 %
                              ===========            ===========              ===========


         Non-performing assets (NPAs) totaled $5.5 million at December 31, 2003, a continued improvement from the $6.9 million at September 30, 2003 and the $7.4 million at December 31, 2002. NPAs as a percentage of total assets also improved and were 0.25% at December 31, 2003 compared to 0.33% at September 30, 2003 and 0.44% at December 31, 2002. Annualized net charge-offs in the fourth quarter
2003 were 0.13% of average loans compared to 0.22% for the third quarter of 2003, and 0.28% for the same quarter in 2002. The allowance for loan losses was 1.69% of total loans at December 31, 2003, with a coverage ratio (ratio of allowance to non-accruing loans) of 422%.

Deposits

         Core deposit relationships (demand deposits, money market and savings accounts) increased $4.8 million, or 1% during the quarter and increased $65.8 million, or 11% over this time last year. Retail time deposits (CDs), however, decreased $12.7 million during the quarter. As a result, total retail deposits decreased $7.8 million, or 1%, during the fourth quarter to $883.1 million at December 31, 2003. These changes reflect management's continuing strategy to allow more price-sensitive deposits to run-off in favor of both attracting core deposits and utilizing less costly wholesale funding. The following table summarizes the current retail deposit balances and composition and recent changes in balances and composition.

                                      At                     At                       At
  (Dollars in thousands)         Dec. 31, 2003         Sept. 30, 2003            Dec. 31, 2002
                                 -------------         --------------            -------------

                                 Amount        %        Amount        %          Amount         %
                              -----------    ---     -----------    ---       -----------      ---
Non-interest demand            $ 215,820      25%    $  202,647      23%      $ 182,957        21%
Savings                          316,975      36        326,829      37         292,917        33
Money market and int. demand     118,151      13        116,626      13         109,259        13
                               ---------     ---     ----------     ---       ---------       ---
  Total core deposits            650,946      74%       646,102      73%        585,133        67%
Retail time                      232,113      26        244,777      27         286,939        33
                               ---------     ---     ----------     ---       ---------       ---
  Total retail deposits        $ 883,059     100%    $  890,879     100%      $ 872,072       100%
                               =========             ==========               =========

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
                                                                               4

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801


  Noninterest Income

         During the fourth quarter of 2003, the Corporation recorded noninterest income of $6.5 million, which was $677,000, or 12% greater than fourth quarter of 2002, excluding the gain on reverse mortgages sold in that quarter. The increase was primarily due to higher service charges on core deposit accounts and ATM fee income during the quarter primarily as a result of underlying growth in volumes. Management expects a modest increase in noninterest income in future quarters as a result of its recently announced wealth management initiative.

Noninterest Expenses

         Noninterest expenses for the three months ended December 31, 2003 totaled $12.6 million, which was a $2.3 million, or 16%, decrease from the same quarter last year. Expenses in the fourth quarter of 2002 included significant costs related to the sale of reverse mortgages in that quarter. Expenses also decreased as a result of the successful completion of the organization's reengineering effort (TOPS) in the first quarter of 2003. Management expects a modest increase in expenses in future quarters as it incurs expenses in connection with its recently announced wealth management initiative and as the Company opens new branches in Delaware. The Company expects to add two to three branches by the end of 2004.

Capital Management

         The Corporation has continued to repurchase WSFS' common stock as one use of the capital generated by the previously reported sales of business segments. During the fourth quarter of 2003, the Corporation repurchased 152,000, or 2% of its shares of common stock at an average price of $43.14 per share. During 2003 the Corporation repurchased 1,601,600 or 18% of its shares at an average price of $36.52 per share. The Corporation has 427,000 shares, or nearly 6% of outstanding shares remaining under the current authorization. The Corporation currently has 7.3 million shares outstanding.

         The ratio of tangible equity to assets was 8.52% and book value per share was $25.68 at December 31, 2003.

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
                                                                               5

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801

         Marvin N. Schoenhals, Chairman and President of WSFS said, "We are very pleased with our strong fourth quarter results because it reflects the continued success of our strategic focus on Delaware banking." Mr. Schoenhals went on to say, "In November we were delighted to open our newest retail office in Bear, Delaware. We look forward to opening more offices during 2004 to serve the Delaware marketplace. And, with the recently announced formation of our investment management initiative, Montchanin Capital Management, Inc., we will also be able to provide quality wealth management services along with our quality credit, deposit and other financial services."

         WSFS Financial Corporation is a $2.2 billion financial services company. At December 31, 2003, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 23 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS Reit, Inc., WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                                ----------------

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #


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
                                                                               6

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                                Three months ended         Twelve months ended
                                                                                  December 31                   December 31,
                                                                           -------------------------     --------------------------
                                                                              2003          2002            2003          2002
                                                                           ------------  -----------     -----------   ------------
Interest income:
Interest and fees on loans                                                 $    18,302   $   17,656      $   72,001     $   72,018
Interest on mortgage-backed securities                                           4,568        1,807          14,874          7,608
Interest and dividends on investment securities                                    764          240           1,503            890
Interest on investments in reverse mortgages                                         2            -             (24)        13,092
Other interest income                                                              109          348             945          1,095
                                                                           ------------  -----------     -----------   ------------
                                                                                23,745       20,051          89,299         94,703
                                                                           ------------  -----------     -----------   ------------
Interest expense:
Interest on deposits                                                             1,716        2,978           8,189         12,040
Interest on Federal Home Loan Bank advances                                      5,325        4,490          19,918         18,166
Interest on federal funds purchased and securities sold
    under agreements to repurchase                                                 387           32             927            542
Interest on trust preferred borrowings                                             485          545           1,963          2,599
Interest on other borrowings                                                        51            8             304             87
                                                                           ------------  -----------     -----------   ------------
                                                                                 7,964        8,053          31,301         33,434
                                                                           ------------  -----------     -----------   ------------

Net interest income                                                             15,781       11,998          57,998         61,269
Provision for loan losses                                                          525          525           2,550          2,243
                                                                           ------------  -----------     -----------   ------------

Net interest income after provision for loan losses                             15,256       11,473          55,448         59,026
                                                                           ------------  -----------     -----------   ------------
Noninterest income:
Loan servicing fee income                                                          625          645           2,850          3,025
Deposit service charges                                                          2,453        2,133           9,119          8,568
Credit/debit card and ATM income                                                 2,549        2,410           9,749          8,489
Securities gains                                                                   178            -             515             23
Gain on sale of reverse mortgages                                                    -      101,518               -        101,518
Gain on sales of loans                                                             139          242           1,517            443
Other income                                                                       570          407           2,416          1,994
                                                                           ------------  -----------     -----------   ------------
                                                                                 6,514      107,355          26,166        124,060
                                                                           ------------  -----------     -----------   ------------
Noninterest expenses:
Salaries, benefits and other compensation                                        6,587        7,219          26,544         25,653
Equipment expense                                                                  994        1,021           3,777          4,185
Data processing and operations expense                                             707        1,059           2,812          3,815
Occupancy expense                                                                1,062          979           4,040          3,794
Marketing expense                                                                  348          488           1,602          1,427
Professional fees                                                                  851          704           2,673          3,621
Other operating expenses                                                         2,013        3,408           7,969          9,122
                                                                           ------------  -----------     -----------   ------------
                                                                                12,562       14,878          49,417         51,617
                                                                           ------------  -----------     -----------   ------------

Income from continuing operations before taxes and cumulative
  effect of change in accounting principle                                       9,208      103,950          32,197        131,469
Income tax provision                                                             3,020       34,545          10,964         44,154
                                                                           ------------  -----------     -----------   ------------
Income from continuing operations before cumulative effect of
  change in accounting principle                                                 6,188       69,405          21,233         87,315
Cumulative effect of change in accounting principle, net of taxes                    -            -               -            703
                                                                           ------------  -----------     -----------   ------------
Income from continuing operations                                                6,188       69,405          21,233         88,018
Loss on wind-down of discontinued operations, net of taxes                           -       (2,203)              -         (2,766)
Income on discontinued operations of businesses held-for-sale, net of taxes          -        6,923               -         14,965
Gain on sale of businesses held-for-sale, net of taxes                             400          187          41,789            924
                                                                           ------------  -----------     -----------   ------------
Net income                                                                 $     6,588   $   74,312      $   63,022    $   101,141
                                                                           ============  ===========     ===========   ============
Diluted earnings per share:
Income from continuing operations before cumulative effect
  of change in accounting principle                                        $      0.79   $     7.34      $     2.58    $      9.27
Cumulative effect of change in accounting principle, net of taxes                    -            -               -           0.07
                                                                           ------------  -----------     -----------   ------------
Income from continuing operations                                                 0.79         7.34            2.58           9.34
Loss on wind-down of discontinued operations, net of taxes                           -        (0.23)              -          (0.30)
Income on discontinued operations of businesses held-for-sale, net of taxes          -         0.73               -           1.59
Gain on sale of businesses held-for-sale, net of taxes                            0.05         0.02            5.07           0.10
                                                                           ------------  -----------     -----------   ------------
Net income                                                                 $      0.84   $     7.86      $     7.65    $     10.73
                                                                           ============  ===========     ===========   ============

Weighted average shares outstanding for diluted EPS                          7,847,779    9,450,955       8,237,927      9,422,398
====================================================================================================================================

Performance Ratios (continuing operations only):

Return on average assets (a)                                                      1.15 %      18.76 %          1.09 %         6.22 %
Return on average equity (a)                                                     13.10       174.54           10.60          70.69
Net interest margin (a)(b)                                                        3.24         3.78            3.29           4.93
Efficiency ratio (c)                                                             55.63        12.44           57.94          27.68
====================================================================================================================================

See "Notes"

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                    Dec 31,         Sept 30,         Dec 31,
                                                      2003            2003             2002
                                                -------------   --------------   -------------
Summary Statement of Condition:

Assets:
-------
Cash and due from banks                         $    160,420    $     138,282    $    162,258
Investment securities (d)                            116,295           73,043          21,777
Investment in reverse mortgages, net                     193              138           1,131
Other investments                                     44,771           52,786          93,500
Mortgage-backed securities (d)                       530,552          517,503         148,238
Net loans (e)(f)                                   1,303,419        1,258,131       1,075,870
Net loans of businesses held for sale                      -                -         117,646
Loans held for sale (e)                                1,458           13,263           3,516
Other assets                                          40,495           38,855          29,858
Other assets of businesses held for sale                   -                -           3,810
Loans, operating leases and
 other assets of discontinued operations               9,474           14,042          47,396
                                                -------------   --------------   -------------
    Total assets                                $  2,207,077    $   2,106,043    $  1,705,000
                                                =============   ==============   =============

Liabilities and Stockholders' Equity:
-------------------------------------
Noninterest-bearing deposits                    $    215,819    $     202,647    $    182,957
Interest-bearing deposits                            667,240          688,232         689,115
                                                -------------   --------------   -------------
    Total retail deposits                            883,059          890,879         872,072
Jumbo CD's - Non Retail                               40,274           30,340          26,324
Brokered CD's                                              -                -               -
                                                -------------   --------------   -------------
    Total deposits excluding businesses
      held-for-sale                                  923,333          921,219         898,396
Deposits of businesses held-for-sale                       -                -               -
                                                -------------   --------------   -------------
    Total deposits                                   923,333          921,219         898,396


Federal Home Loan Bank advances                      843,296          768,420         403,500
Other borrowings                                     237,762          207,259         112,506
Other liabilities                                     14,694           20,116          37,219
Other liabilities of businesses held for sale              -                -          57,862
                                                -------------   --------------   -------------

    Total liabilities                              2,019,085        1,917,014       1,509,483
                                                -------------   --------------   -------------

Minority Interest                                          -                -          12,845

Stockholders' equity                                 187,992          189,029         182,672
                                                -------------   --------------   -------------

Total liabilities, minority interest and
  stockholders                                  $  2,207,077    $   2,106,043    $  1,705,000
                                                =============   ==============   =============

==============================================================================================

Capital Ratios:

Equity to asset ratio                                   8.52 %           8.98 %         10.71 %
Core capital (g) (required:  4.00%)                    10.63            10.81           13.74
Risk-based capital (g) (required:  8.00%)              17.94            17.95           20.12

==============================================================================================

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                               $      5,243    $       5,748    $      6,529
Assets acquired through foreclosure                      301            1,118             904
                                                -------------   --------------   -------------
     Total nonperforming assets                 $      5,544    $       6,866    $      7,433
                                                =============   ==============   =============

Past due loans (h)                              $      1,192    $         446    $        529

Allowance for loan losses                       $     22,386    $      22,293    $     21,452

Ratio of nonperforming assets to total assets           0.25 %           0.33 %          0.44 %
Ratio of allowance for loan losses to total gross
     loans (i)                                          1.69             1.74            1.95
Ratio of allowance for loan losses to nonaccruing
     loans (j)                                           422              383             324
Ratio of quarterly net charge-offs to
     average gross loans (a)(e)                         0.13             0.22            0.28

==============================================================================================

See "Notes"

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                 Three Months Ended December 31,
                                        -----------------------------------------------------------------------------------
                                                          2003                                           2002
                                        ------------------------------------            -----------------------------------
                                             Average                  Yield/                Average                  Yield/
                                             Balance      Interest  Rate (a)(b)             Balance      Interest Rate (a)(b)
                                        -------------- -----------  -----------         -------------  ---------- -----------
Assets:
Interest-earning assets:
Loans: (e) (k)
  Real estate loans (l)                 $     834,208  $   11,649      5.59 %           $    666,498   $  10,818      6.49 %
  Commercial loans                            284,206       3,299      4.93                  204,055       3,062      6.42
  Consumer loans                              190,318       3,302      6.88                  186,529       3,723      7.92
                                        -------------- -----------                      -------------  ----------
     Total loans                            1,308,732      18,250      5.67                1,057,082      17,603      6.77
Mortgage-backed securities (d)                526,492       4,568      3.47                  150,303       1,807      4.81
Loans held-for-sale (e)                         4,478          52      4.64                    2,500          53      8.48
Investment securities (d)                     103,078         764      2.96                   19,778         240      4.85
Investment in reverse mortgages                    99           2      8.08                    1,586           -      0.00
Other interest-earning assets                  43,332         109      1.00                   69,436         348      1.99
                                        -------------- -----------                      -------------  ----------
     Total interest-earning assets          1,986,211      23,745      4.84                1,300,685      20,051      6.25
                                                       -----------                                     ----------

Allowance for loan losses                     (22,368)                                       (21,667)
Cash and due from banks                       146,722                                        133,747
Loans, operating leases and
  other assets of discontinued operations      12,237                                         56,541
Assets of businesses held-for-sale                  -                                        264,129
Other noninterest-earning assets               38,509                                         67,249
                                        --------------                                  -------------
     Total assets                       $   2,161,311                                   $  1,800,684
                                        ==============                                  =============

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Money market and interest-
      bearing demand                    $     112,552  $       64      0.23             $     96,083   $     106      0.44
   Savings                                    321,495         340      0.42                  293,797         614      0.83
   Retail time deposits                       234,287       1,181      2.00                  283,086       2,121      2.97
   Jumbo certificates of
     deposit-nonretail                         36,684         131      1.42                   25,183         137      2.16
                                        -------------- -----------                      -------------  ----------
     Total interest-bearing deposits          705,018       1,716      0.97                  698,149       2,978      1.69

FHLB of Pittsburgh advances                   814,894       5,431      2.61                  439,473       5,075      4.52
Trust preferred borrowings                     50,000         485      3.80                   50,000         545      4.27
Other borrowed funds                          185,877         438      0.94                  132,008         788      2.39
Cost of funding discontinued operations                      (106)                                          (496)
Cost of funding businesses held-for-sale                        -                                           (837)
                                        -------------- -----------                      -------------  ----------
     Total interest-bearing liabilities     1,755,789       7,964      1.81                1,319,630       8,053      2.44
                                                       -----------                                     ----------

Noninterest-bearing demand deposits           196,824                                        162,273
Liabilities of businesses held-for-sale             -                                        124,836
Other noninterest-bearing liabilities          19,752                                         24,550
Minority interest                                   -                                         10,341
Stockholders' equity                          188,946                                        159,054
                                        --------------                                  -------------
Total liabilities and
  stockholders' equity                  $   2,161,311                                   $  1,800,684
                                        ==============                                  =============
Excess (deficit) of interest-earning
   assets over interest-bearing
   liabilities                          $     230,422                                   $    (18,945)
                                        ==============                                  =============
Net interest and dividend income                       $   15,781                                      $  11,998
                                                       ===========                                     ==========
Interest rate spread                                                  3.03%                                          3.81%
                                                                    ========                                      =========

Net interest margin                                                   3.24%                                          3.78%
                                                                    ========                                      =========

See "Notes"

WSFS Financial
    Corporation                    838 Market Street, Wilminton, Delaware 19801

      WSFS FINANCIAL CORPORATION
      FINANCIAL HIGHLIGHTS (Continued)
      (Dollars in thousands, except per share data)
      (Unaudited)

                                                           Three months ended               Twelve months ended
                                                      -------------------------------   ---------------------------
                                                        Dec 31,          Dec 31,           Dec 31,          Dec 31,
                                                          2003             2002             2003             2002
                                                      -------------------------------   ---------------------------
      Stock Information:

      Market price of common stock:
          High                                        $ 46.70           $ 34.19          $ 46.70          $ 34.19
          Low                                           42.00             26.40            30.96            16.96
          Close                                         44.85             32.97            44.85            32.97
      Book value per share                              25.68             21.01
      Number of shares outstanding (000s)               7,321             8,697
      =============================================================================================================
      Other Financial Data:

      One-year repricing gap to total assets (m)        (7.95)%           11.10 %
      Number of associates (FTEs) (n)                     431               870
      Number of branch offices                             23                21

      =============================================================================================================

      Notes:

(a)   Annualized.
(b)   Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.
(d)   Includes  securities  available-for-sale.
(e)   Net of unearned income.
(f)   Net of allowance for loan losses.
(g) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(h) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(i)   Excludes loans held-for-sale.
(j)   Includes general reserves only.
(k)   Nonperforming  loans are  included in average  balance  computations.
(l)   Includes commercial mortgage loans.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n)   Dec 31, 2003 includes the FTEs of WCC (discontinued operations); and
      Dec 31, 2002 includes the FTE's of WCC (discontinued operations) and WF (sold on January 1, 2003) .